January 30, 2023

Centre Funds

48 Wall Street, Suite 1100

New York, NY 10005

Re:	Centre Funds - File Nos. 333-173306 and 811-22545

Dear Sir/Madam:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 29 under the Securities Act of 1933, as amended to the Centre Funds’ Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 32 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/THOMPSON HINE LLP
THOMPSON HINE LLP

Thompson Hine llp	41 South High Street	www.ThompsonHine.com
Attorneys at Law	Suite 1700	O: 614.469.3200
	Columbus, Ohio 43215-6101	F: 614.469.3361